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                          [AMERIANA BANCORP LETTERHEAD]





                                  Contact: Jerome J. Gassen
                                           President and Chief Executive Officer
                                           (765) 529-2230




                 AMERIANA BANCORP REPORTS FIRST QUARTER RESULTS
                         ------------------------------
                 COMPANY ANNOUNCES NEW STOCK REPURCHASE PROGRAM


NEW CASTLE, Ind. (May 2, 2006) - Ameriana Bancorp (NASDAQ/NM: ASBI) today announced results for the quarter ended March 31, 2006. Highlights of the Company's results included increases in total assets and the loan portfolio compared with similar balances in the first quarter of 2005. Ameriana's net income for the quarter, however, declined year over year because of a significant lease recovery in the first quarter last year.

         Ameriana also announced that its Board of Directors has approved the repurchase of up to 225,000 shares or 7.1% of the Company's currently outstanding common stock. Repurchases, which will be conducted through open-market purchases or privately negotiated transactions, will be made from time to time depending on market conditions and other factors.

         Net income for the first quarter of 2006 totaled $218,000 or $0.07 per diluted share versus net income of $760,000 or $0.24 per diluted share in the year-earlier period. Net income for the first quarter of 2005 included a payment totaling $2,300,000 received in settlement of litigation regarding certain lease pools reserved and written off in earlier periods, which was offset partially by the Company's voluntary payment of $1,100,000 toward its pension liability.

         Net interest income for the first quarter of 2006 was $2,244,000 compared with $2,426,000 in the year-earlier period. The change in net interest income reflected ongoing margin compression in the face of a flattened yield curve and a rising-rate environment. The Company's net interest margin declined 28 basis points to 2.36% in the first quarter versus 2.64% in the year-earlier quarter as its cost of funds rose more rapidly than the yield on interest-earning assets.

         The provision for loan losses in the first quarter of 2006 was $75,000 versus a credit to the allowance for loan losses of $2,050,000, reflecting the previously mentioned $2,300,000 recovery. Net interest income after the provision for loan losses was $2,169,000 in the first quarter of 2006 compared with $4,476,000 in the first quarter of 2005.


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ASBI Reports First Quarter Results
Page 2
May 2, 2006

         Other income for the first quarter of 2006 declined to $985,000 from $1,158,000 in the year-earlier period, primarily because of gain on sale of land in the first quarter of 2005. The land sold was adjacent to our branch lot in Greenfield, Indiana, and was not needed for expansion purposes. Other expense declined to $3,061,000 from $4,701,000 in the first quarter of 2004, with the higher amount last year reflecting the voluntary pension plan contribution. The decline in other expenses also reflected improved operational efficiencies in the first quarter of 2006 compared with the first quarter of 2005.

         Commenting on the results, Jerome J. Gassen, President and Chief Executive Officer, said, "Although we continue to confront a difficult rate environment - and a very competitive one from the standpoint of deposit pricing
- we are nevertheless pleased to see the initiatives we have put in place over the past year translate into concrete progress for Ameriana and its shareholders. Earnings, without the unusual and significant loan loss recovery or the voluntary pension plan contribution we recorded last year, have improved from the first quarter of 2005. Meanwhile, our loan portfolio has increased 12% year-over-year on the strength of our more intensive focus on commercial and commercial real estate lending. With a new strategic plan in place, which we have articulated on the principles of soundness, profitability and growth, we hope to continue this progress, improve our performance, and enhance long-term shareholder value."

         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank and Trust, SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana owns Ameriana Insurance Agency, a full-service insurance agency, and has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company. Ameriana Financial Services offers brokerage products through Linsco/Private Ledger.

         This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.


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ASBI Reports First Quarter Results
Page 3
May 2, 2006



                                AMERIANA BANCORP
                         UNAUDITED FINANCIAL HIGHLIGHTS
                    (In thousands, except per share amounts)


                                                                     THREE MONTHS ENDED
                                                                          MARCH 31
                                                                     2006           2005
                                                                 -----------     -----------
Interest income                                                  $     5,333     $    4,657
Interest expense                                                       3,089          2,231
                                                                 -----------     ----------
Net interest income                                                    2,244          2,426
Provision (adjustment) for loan losses                                    75         (2,050)
                                                                 -----------     ----------
Net interest income after provision for loan losses                    2,169          4,476
Other income                                                             985          1,158
Other expense                                                          3,061          4,701
                                                                 -----------     ----------
Income before income taxes                                                93            933
Income tax expense (benefit)                                            (125)           173
                                                                 -----------     ----------
Net income                                                       $       218     $      760
                                                                 ===========     ==========
Earnings per basic and diluted share                             $      0.07     $     0.24
                                                                 ===========     ==========
Weighted average shares outstanding
   Basic                                                               3,196          3,153
                                                                 ===========     ==========
   Diluted                                                             3,200          3,174
                                                                 ===========     ==========

Dividends declared per share                                     $      0.16     $     0.16
                                                                 ===========     ==========

                                                                   MARCH 31        DEC. 31
                                                                     2006           2005
                                                                 -----------     -----------
Total assets                                                     $   443,245     $  449,369
Cash and cash equivalents                                             13,984         14,270
Investment securities available for sale                             164,110        168,686
Loans, net                                                           216,224        218,291
Deposits                                                             339,410        339,351
Borrowed funds                                                        58,553         66,889
Shareholders' equity                                                  35,573         35,657
Loans accounted for on a non-accrual basis                             3,060          2,468
Book value per share                                                   11.07          11.23